INVESTOR CONTACT:	Donald J. MacLeod (716) 842-5138	FOR IMMEDIATE RELEASE: January 17, 2012

MEDIA CONTACT:	C. Michael Zabel (716) 842-5385

M&T BANK CORPORATION ANNOUNCES 2011 FOURTH QUARTER

AND FULL-YEAR PROFITS

BUFFALO, NEW YORK — M&T Bank Corporation (“M&T”)(NYSE: MTB) today reported its results of operations for 2011.

GAAP Results of Operations.    Diluted earnings per common share measured in accordance with generally accepted accounting principles (“GAAP”) for the fourth quarter of 2011 were $1.04. On the same basis, net income in the recent quarter totaled $148 million. Expressed as an annualized rate of return on average assets and average common shareholders’ equity, GAAP-basis net income for the fourth quarter of 2011 was .75% and 6.12%, respectively.

Several noteworthy items are reflected in M&T’s results for the recently completed quarter. A $79 million other-than-temporary impairment charge was recorded during the quarter related to M&T’s 20% investment in Bayview Lending Group LLC (“BLG”). While the small balance commercial real estate securitization market that BLG previously operated in continues to be stagnant, Bayview’s asset management operations continue to grow and its business of managing capital in the distressed real estate market is performing well. Nevertheless, management increased its estimate of the timeframe over which M&T could reasonably anticipate recovery of the previously recorded investment amount and, as a result, concluded that the investment was other-than-temporarily impaired. That investment was written-down to its

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estimated fair value of $115 million. The impairment charge was recorded in “other costs of operations.” During December 2011, M&T received $55 million in cash resulting from the full settlement of a lawsuit initiated by M&T in 2008 against Deutsche Bank Securities, Inc. and several other parties. M&T sought damages arising from a 2007 investment in collateralized debt obligations and alleged that the quality of the investment was not as represented. Subsequently, M&T made a $30 million tax-deductible cash contribution to The M&T Charitable Foundation, a private charitable foundation that has supported thousands of not-for-profit organizations to improve the quality of life throughout the communities M&T serves. Finally, an other-than-temporary impairment charge was recorded during the recent quarter on certain mortgage-backed investment securities, which totaled $25 million. The net impact of those four noteworthy items reduced M&T’s fourth quarter 2011 net income and diluted earnings per common share by $48 million and $.38, respectively.

Diluted earnings per common share were $1.59 and $1.32 in the fourth quarter of 2010 and the third quarter of 2011, respectively. Net income for those respective quarters was $204 million and $183 million. Net income expressed as an annualized rate of return on average assets and average common shareholders’ equity for the final 2010 quarter was 1.18% and 10.03%, respectively, compared with .94% and 7.84%, respectively, in the third quarter of 2011.

For the year ended December 31, 2011, diluted earnings per common share were $6.35, up 12% from $5.69 for the year ended December 31, 2010. Net income for 2011 and 2010 was $859 million and $736 million, respectively. Expressed as a rate of return on average assets and average common shareholders’

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equity, net income was 1.16% and 9.67%, respectively, in 2011, compared with 1.08% and 9.30%, respectively, in 2010.

Commenting on M&T’s performance in 2011, René F. Jones, Executive Vice President and Chief Financial Officer, noted, “We were quite pleased with our operating performance during the quarter, most notably the significant loan growth we experienced in our commercial portfolios. In total, average loans were up an annualized 6% from the third quarter, while period-end loans jumped $1.7 billion or an annualized 12% from September 30 to December 31. The past year was highlighted by many meaningful accomplishments. The successful consummation of the acquisition of Wilmington Trust and the conversion of the major loan and deposit systems was significant, and we started to see our projected cost savings materialize during the fourth quarter. The full-year 12% growth in earnings per share in 2011 was impressive given the economic headwinds and the changing regulatory environment for banks.”

Mr. Jones further commented, “With the favorable outcome of our CDO litigation, we were very pleased to make a significant contribution to The M&T Charitable Foundation that will allow it to continue supporting the communities where M&T does business. We believe that the strength of our bank is directly linked to the health of the communities we serve.”

Supplemental Reporting of Non-GAAP Results of Operations.    M&T consistently provides supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill, core deposit intangible and other intangible asset balances, net of applicable deferred tax amounts) and expenses and gains associated with

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merging acquired operations into M&T, since such amounts are considered by management to be “nonoperating” in nature. Although “net operating income” as defined by M&T is not a GAAP measure, M&T’s management believes that this information helps investors understand the effect of acquisition activity in reported results. Reconciliations of GAAP to non-GAAP measures are provided in the financial tables included herein.

Diluted net operating earnings per common share, which exclude the impact of amortization of core deposit and other intangible assets and merger-related gains and expenses, were $1.20 in the recent quarter, compared with $1.52 in the corresponding 2010 period and $1.53 in the third quarter of 2011. Net operating income for the fourth quarters of 2011 and 2010 was $168 million and $196 million, respectively, compared with $210 million in the third quarter of 2011. For the three months ended December 31, 2011, net operating income expressed as an annualized rate of return on average tangible assets and average tangible common shareholders’ equity was .89% and 12.36%, respectively, compared with 1.20% and 18.43% in the similar period of 2010 and 1.14% and 16.07%, respectively, in the third quarter of 2011.

Diluted net operating earnings per common share rose 12% to $6.55 in 2011 from $5.84 in 2010. Net operating income for 2011 and 2010 aggregated $884 million and $755 million, respectively. Net operating income in 2011 expressed as a rate of return on average tangible assets and average tangible common shareholders’ equity was 1.26% and 17.96%, respectively, compared with 1.17% and 18.95%, respectively, in 2010.

Taxable-equivalent Net Interest Income.    Taxable-equivalent net interest income aggregated $625 million in the fourth quarter of 2011, up from $580 million in the year-earlier quarter and $623

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million in the third quarter of 2011. The growth in such income in the recent quarter as compared with the year-earlier quarter resulted from higher average earning assets, partially offset by a narrowing of the net interest margin. Earning assets rose 15% to $68.8 billion in the recent quarter from $59.7 million in the fourth quarter of 2010, predominantly due to the impact of the May 16, 2011 acquisition of Wilmington Trust Corporation (“Wilmington Trust”). That transaction added approximately $9.6 billion of earning assets on the acquisition date. The net interest margin was 3.60% in the recent quarter, compared with 3.85% in the last quarter of 2010. The narrowing of the net interest margin in the recent quarter as compared with the year-earlier quarter reflected the impact of the Wilmington Trust transaction, including significantly higher earning balances on deposit at the Federal Reserve. Growth in average earning assets of $1.6 billion from the third to the fourth quarter of 2011 was largely offset by an 8 basis point narrowing of the net interest margin. Net interest income on a taxable-equivalent basis totaled $2.42 billion for the full-year of 2011, 5% higher than $2.29 billion in 2010. That improvement resulted from a $5.0 billion increase in average earning assets, partially offset by a narrowing of the net interest margin to 3.73% in 2011 from 3.84% in 2010.

Provision for Credit Losses/Asset Quality.    The provision for credit losses was $74 million during the recently completed quarter, compared with $85 million in the corresponding 2010 quarter and $58 million in the third quarter of 2011. Net charge-offs of loans were $74 million in the fourth quarter of 2011, representing an annualized .50% of average loans outstanding, compared with $77 million or .60% in the year-earlier quarter and $57 million or .39% in 2011’s third quarter. The provision for credit losses declined 27% to $270 million for the year ended December 31, 2011 from $368 million in 2010. Net

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loan charge-offs in 2011 totaled $265 million, or .47% of average loans outstanding, compared with $346 million, or .67% of average loans in 2010.

Loans classified as nonaccrual totaled $1.10 billion, or 1.83% of total loans at December 31, 2011, improved from $1.14 billion or 2.19% a year earlier and $1.11 billion or 1.91% at September 30, 2011.

Assets taken in foreclosure of defaulted loans were $157 million at December 31, 2011, compared with $220 million and $150 million at December 31, 2010 and September 30, 2011, respectively. The decline in such assets at the two most recent quarter-ends as compared with December 31, 2010 resulted from the sale during the second quarter of 2011 of a commercial real estate property in New York City with a carrying value of $99 million. Reflected in assets taken in foreclosure of defaulted loans at December 31 and September 30, 2011 were $48 million and $51 million, respectively, of assets related to the Wilmington Trust acquisition.

Allowance for Credit Losses.    M&T regularly performs detailed analyses of individual borrowers and portfolios for purposes of assessing the adequacy of the allowance for credit losses. As a result of those analyses, the allowance for credit losses was $908 million at December 31, 2011, compared with $903 million a year earlier and $909 million at September 30, 2011. The allowance expressed as a percentage of outstanding loans was 1.51% at the recent quarter-end, compared with 1.74% at December 31, 2010 and 1.56% at September 30, 2011. The decline from December 31, 2010 reflects the impact of loans obtained in the Wilmington Trust acquisition for which GAAP requires that expected credit losses be reflected in the estimation of loan fair value as of the acquisition date and prohibits any carry-

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over of an allowance for credit losses. The remaining portion of that fair valuation adjustment to the Wilmington Trust loans which is not part of the allowance for credit losses was $485 million at December 31, 2011.

Noninterest Income and Expense.    Noninterest income totaled $398 million in the recent quarter, compared with $287 million and $368 million in the fourth quarter of 2010 and the third quarter of 2011, respectively. Reflected in those amounts were net losses from investment securities of $25 million, $27 million and $10 million, each predominantly due to other-than-temporary impairment charges. Also included in noninterest income in the recent quarter was the $55 million litigation settlement related to M&T’s 2007 investment in certain collateralized debt obligations, as previously noted. Noninterest income in 2010’s final quarter reflected a $28 million gain realized on M&T’s FDIC-assisted acquisition of select assets and liabilities of K Bank.

Excluding the specific items referred to in the preceding paragraph, noninterest income was $368 million in the fourth quarter of 2011, compared with $286 million in the year-earlier quarter and $378 million in the third quarter of 2011. The improvement in the recent quarter as compared with the fourth quarter of 2010 was predominantly attributable to the Wilmington Trust transaction, while the decline from the third quarter of 2011 was due to lower fees for providing consumer deposit services resulting from the Durbin amendment, which limits debit card interchange fees.

Noninterest income aggregated $1.58 billion and $1.11 billion during the years ended December 31, 2011 and 2010, respectively. The predominant contributor to the rise in noninterest income in 2011 as compared with 2010 was higher trust income resulting

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from the acquisition of Wilmington Trust. Net gains from investment securities, the previously noted litigation settlement and merger-related gains also contributed to the year-over-year improvement.

Noninterest expense in the fourth quarter of 2011 totaled $740 million, compared with $469 million in the year-earlier quarter and $662 million in 2011’s third quarter. Included in such amounts are expenses considered to be nonoperating in nature consisting of amortization of core deposit and other intangible assets and merger-related expenses. Exclusive of those expenses, noninterest operating expenses were $706 million in the fourth quarter of 2011, compared with $455 million and $619 million in the fourth quarter of 2010 and the third quarter of 2011, respectively. The most significant factors for the higher level of operating expenses in the recent quarter as compared with the fourth quarter of 2010 were the impact of the operations obtained in the Wilmington Trust acquisition in May 2011, the aforementioned $79 million impairment charge related to BLG, the $30 million charitable contribution and a 52% increase in FDIC assessments that was largely attributable to a regulatory mandated change in the assessment methodology. Noninterest operating expenses in the recent quarter as compared with the immediately preceding quarter also reflected the realization of significant cost savings due to the August conversion of the banking operations of Wilmington Trust. Specifically, salaries and empoyee benefits declined $13 million from 2011’s third quarter.

For the year ended December 31, 2011, noninterest expense aggregated $2.48 billion, compared with $1.91 billion in 2010.

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Excluding those previously noted expenses considered to be nonoperating in nature, noninterest operating expenses were $2.33 billion in 2011 and $1.86 billion in 2010. The increase in such expenses was largely attributable to the impact of the operations obtained in the Wilmington Trust acquisition, the impairment charge related to BLG, the charitable contribution and a 26% increase in FDIC assessments.

The efficiency ratio, or noninterest operating expenses divided by the sum of taxable-equivalent net interest income and noninterest income (exclusive of gains and losses from bank investment securities and merger-related gains), measures the relationship of operating expenses to revenues. M&T’s efficiency ratio was 67.4% in the fourth quarter of 2011, compared with 52.5% in the year-earlier quarter and 61.8% in the third quarter of 2011. M&T’s efficiency ratio for the years ended December 31, 2011 and 2010 was 60.4% and 53.7%, respectively. Excluding the $79 million impairment charge related to M&T’s investment in BLG, the $55 million litigation settlement and the $30 million charitable contribution in the fourth quarter of 2011, the efficiency ratio for the three months and twelve months ended December 31, 2011 would have been 60.1% and 58.4%, respectively.

Balance Sheet.    M&T had total assets of $77.9 billion at December 31, 2011, compared with $68.0 billion a year earlier. Loans and leases, net of unearned discount, totaled $60.1 billion at the 2011 year-end, up from $52.0 billion at December 31, 2010. Outstanding loans and leases at the end of 2011 grew $1.7 billion from $58.4 billion at September 30, 2011. That growth reflects increases in commercial loans, commercial real estate loans and residential real estate loans. Total deposits were $59.4 billion at December 31, 2011, 19% higher than $49.8 billion at the end of 2010.

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Total shareholders’ equity rose 11% to $9.3 billion at December 31, 2011 from $8.4 billion a year earlier, representing 11.90% and 12.29% respectively, of total assets. Common shareholders’ equity was $8.4 billion, or $66.82 per share at December 31, 2011, compared with $7.6 billion, or $63.54 per share, a year earlier. Tangible equity per common share rose 14% to $37.79 at December 31, 2011 from $33.26 a year earlier. In the calculation of tangible equity per common share, common shareholders’ equity is reduced by the carrying values of goodwill and core deposit and other intangible assets, net of applicable deferred tax balances. M&T’s tangible common equity to tangible assets ratio was 6.40% at December 31, 2011, compared with 6.19% and 6.53% at December 31, 2010 and September 30, 2011, respectively. M&T’s estimated Tier 1 common ratio was 6.86% at December 31, 2011, compared with 6.51% and 6.87% at December 31, 2010 and September 30, 2011, respectively.

Conference Call.    Investors will have an opportunity to listen to M&T’s conference call to discuss fourth quarter and full-year financial results today at 11:00 a.m. Eastern Time. Those wishing to participate in the call may dial (877)780-2276. International participants, using any applicable international calling codes, may dial (973)582-2700. Callers should reference M&T Bank Corporation or the conference ID #41414631. The conference call will be webcast live on M&T’s website at http://ir.mandtbank.com/events.cfm. A replay of the call will be available until January 19, 2012 by calling (800)585-8367, or (404)537-3406 for international participants, and by making reference to ID #41414631. The event will also be archived and available by 5:00 p.m. today on M&T’s website at http://ir.mandtbank.com/events.cfm.

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M&T is a financial holding company headquartered in Buffalo, New York. M&T’s principal banking subsidiary, M&T Bank, operates branches in New York, Pennsylvania, Maryland, Virginia, West Virginia, Delaware and the District of Columbia. Trust-related services are provided by M&T’s Wilmington Trust-affiliated companies and by M&T Bank.

Forward-Looking Statements.    This news release contains forward-looking statements that are based on current expectations, estimates and projections about M&T’s business, management’s beliefs and assumptions made by management. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Future Factors”) which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

Future Factors include changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on trust-related revenues; legislation affecting the financial services industry as a whole, and M&T and its subsidiaries individually or collectively, including tax legislation; regulatory supervision and oversight, including monetary policy and capital requirements; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies; increasing price and product/service

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competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries’ future businesses; and material differences in the actual financial results of merger, acquisition and investment activities compared with M&T’s initial expectations, including the full realization of anticipated cost savings and revenue enhancements.

These are representative of the Future Factors that could affect the outcome of the forward-looking statements. In addition, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, including interest rate and currency exchange rate fluctuations, changes and trends in the securities markets, and other Future Factors.

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Financial Highlights

	Three months ended December 31		Change	Year ended December 31		Change
Amounts in thousands, except per share	2011	2010		2011	2010
Performance

Net income	$147,740	204,442	-28%	$859,479	736,161	17%
Net income available to common shareholders	129,804	189,678	-32	781,765	675,853	16

Per common share:
Basic earnings	$1.04	1.59	-35%	$6.37	5.72	11%
Diluted earnings	1.04	1.59	-35	6.35	5.69	12
Cash dividends	$.70	.70	—	$2.80	2.80	—

Common shares outstanding:
Average – diluted (1)	124,736	119,503	4%	123,079	118,843	4%
Period end (2)	125,752	119,774	5	125,752	119,774	5

Return on (annualized):
Average total assets	.75%	1.18%		1.16%	1.08%
Average common shareholders’ equity	6.12%	10.03%		9.67%	9.30%

Taxable-equivalent net interest income	$624,566	580,227	8%	$2,415,632	2,291,549	5%

Yield on average earning assets	4.17%	4.58%		4.35%	4.61%
Cost of interest-bearing liabilities	.82%	.97%		.87%	1.02%
Net interest spread	3.35%	3.61%		3.48%	3.59%
Contribution of interest-free funds	.25%	.24%		.25%	.25%
Net interest margin	3.60%	3.85%		3.73%	3.84%

Net charge-offs to average total net loans (annualized)	.50%	.60%		.47%	.67%

Net operating results (3)

Net operating income	$168,410	196,235	-14%	$884,253	755,165	17%
Diluted net operating earnings per common share	1.20	1.52	-21	6.55	5.84	12
Return on (annualized):
Average tangible assets	.89%	1.20%		1.26%	1.17%
Average tangible common equity	12.36%	18.43%		17.96%	18.95%
Efficiency ratio	67.38%	52.55%		60.43%	53.71%

	At December 31		Change
	2011	2010
Loan quality

Nonaccrual loans	$1,097,581	1,139,740	-4%
Real estate and other foreclosed assets	156,592	220,049	-29%

Total nonperforming assets	$1,254,173	1,359,789	-8%

Accruing loans past due 90 days or more (4)	$287,876	250,705	15%

Government guaranteed loans included in totals above:
Nonaccrual loans	$40,529	39,883	2%
Accruing loans past due 90 days or more	252,503	207,243	22%

Renegotiated loans	$214,379	233,342	-8%

Acquired accruing loans past due 90 days or more (5)	$163,738	91,022	80%

Purchased impaired loans (6):
Outstanding customer balance	$1,267,762	219,477	—%
Carrying amount	653,362	97,019	—%

Nonaccrual loans to total net loans	1.83%	2.19%

Allowance for credit losses to total loans	1.51%	1.74%

(1)	Includes common stock equivalents.
(2)	Includes common stock issuable under deferred compensation plans.
(3)	Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related gains and expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 20.
(4)	Excludes acquired loans.
(5)	Acquired loans that were recorded at fair value at acquisition date. This category does not include purchased impaired loans that are presented separately.
(6)	Accruing loans that were impaired at acquisition date and recorded at fair value.

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Financial Highlights, Five Quarter Trend

	Three months ended
Amounts in thousands, except per share	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010
Performance

Net income	$147,740	183,108	322,358	206,273	204,442
Net income available to common shareholders	129,804	164,671	297,179	190,121	189,678

Per common share:
Basic earnings	$1.04	1.32	2.43	1.59	1.59
Diluted earnings	1.04	1.32	2.42	1.59	1.59
Cash dividends	$.70	.70	.70	.70	.70

Common shares outstanding:
Average – diluted (1)	124,736	124,860	122,796	119,852	119,503
Period end (2)	125,752	125,678	125,622	120,410	119,774

Return on (annualized):
Average total assets	.75%	.94%	1.78%	1.23%	1.18%
Average common shareholders’ equity	6.12%	7.84%	14.94%	10.16%	10.03%

Taxable-equivalent net interest income.	$624,566	623,265	592,670	575,131	580,227

Yield on average earning assets	4.17%	4.29%	4.40%	4.60%	4.58%
Cost of interest-bearing liabilities	.82%	.86%	.89%	.91%	.97%
Net interest spread	3.35%	3.43%	3.51%	3.69%	3.61%
Contribution of interest-free funds	.25%	.25%	.24%	.23%	.24%
Net interest margin .	3.60%	3.68%	3.75%	3.92%	3.85%
Net charge-offs to average total net loans (annualized)	.50%	.39%	.43%	.58%	.60%

Net operating results (3)

Net operating income	$168,410	209,996	289,487	216,360	196,235
Diluted net operating earnings per common share	1.20	1.53	2.16	1.67	1.52
Return on (annualized):
Average tangible assets	.89%	1.14%	1.69%	1.36%	1.20%
Average tangible common equity	12.36%	16.07%	24.24%	20.16%	18.43%
Efficiency ratio	67.38%	61.79%	55.56%	55.75%	52.55%

	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010
Loan quality

Nonaccrual loans	$1,097,581	1,113,788	1,117,584	1,081,920	1,139,740
Real estate and other foreclosed assets	156,592	149,868	158,873	218,203	220,049

Total nonperforming assets	$1,254,173	1,263,656	1,276,457	1,300,123	1,359,789

Accruing loans past due 90 days or more (4)	$287,876	239,970	239,527	243,990	250,705
Government guaranteed loans included in totals above:
Nonaccrual loans.	$40,529	32,937	42,337	36,300	39,883
Accruing loans past due 90 days or more.	252,503	210,407	205,644	209,787	207,243
Renegotiated loans	$214,379	223,233	234,726	241,190	233,342
Acquired accruing loans past due 90 days or more (5)	$163,738	211,958	228,304	115,554	91,022
Purchased impaired loans (6):
Outstanding customer balance	$1,267,762	1,393,777	1,473,237	206,253	219,477
Carrying amount	653,362	703,632	752,978	88,589	97,019
Nonaccrual loans to total net loans	1.83%	1.91%	1.91%	2.08%	2.19%
Allowance for credit losses to total loans	1.51%	1.56%	1.55%	1.73%	1.74%

(1)	Includes common stock equivalents.
(2)	Includes common stock issuable under deferred compensation plans.
(3)	Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related gains and expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 20.
(4)	Excludes acquired loans.
(5)	Acquired loans that were recorded at fair value at acquisition date. This category does not include purchased impaired loans that are presented separately.
(6)	Accruing loans that were impaired at acquisition date and recorded at fair value.

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Condensed Consolidated Statement of Income

	Three months ended December 31		Change	Year ended December 31		Change
Dollars in thousands	2011	2010		2011	2010
Interest income	$716,000	682,725	5%	$2,792,087	2,729,795	2%
Interest expense	97,969	108,628	-10	402,331	462,269	-13

Net interest income	618,031	574,097	8	2,389,756	2,267,526	5

Provision for credit losses	74,000	85,000	-13	270,000	368,000	-27

Net interest income after provision for credit losses	544,031	489,097	11	2,119,756	1,899,526	12

Other income
Mortgage banking revenues	40,573	35,013	16	166,021	184,625	-10
Service charges on deposit accounts	104,071	111,129	-6	455,095	478,133	-5
Trust income	113,820	31,031	267	332,385	122,613	171
Brokerage services income	13,341	11,648	15	56,470	49,669	14
Trading account and foreign exchange gains	7,971	12,755	-38	27,224	27,286	—
Gain on bank investment securities	1	861	—	150,187	2,770	—
Other-than-temporary impairment losses recognized in earnings	(24,822)	(27,567)	—	(77,035)	(86,281)	—
Equity in earnings of Bayview Lending Group LLC	(5,419)	(7,415)	—	(24,231)	(25,768)	—
Other revenues from operations	148,918	119,483	25	496,796	355,053	40

Total other income	398,454	286,938	39	1,582,912	1,108,100	43

Other expense
Salaries and employee benefits	312,528	243,413	28	1,203,993	999,709	20
Equipment and net occupancy	65,080	50,879	28	249,514	216,064	15
Printing, postage and supplies	11,399	8,435	35	40,917	33,847	21
Amortization of core deposit and other intangible assets	17,162	13,269	29	61,617	58,103	6
FDIC assessments	27,826	18,329	52	100,230	79,324	26
Other costs of operations	305,588	134,949	126	821,797	527,790	56

Total other expense	739,583	469,274	58	2,478,068	1,914,837	29

Income before income taxes	202,902	306,761	-34	1,224,600	1,092,789	12

Applicable income taxes	55,162	102,319	-46	365,121	356,628	2

Net income	$147,740	204,442	-28%	$859,479	736,161	17%

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16-16-16-16-16

M&T BANK CORPORATION

Condensed Consolidated Statement of Income, Five Quarter Trend

	Three months ended
Dollars in thousands	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010
Interest income	$716,000	720,351	688,253	667,483	682,725
Interest expense	97,969	103,632	102,051	98,679	108,628

Net interest income	618,031	616,719	586,202	568,804	574,097

Provision for credit losses	74,000	58,000	63,000	75,000	85,000

Net interest income after provision for credit losses	544,031	558,719	523,202	493,804	489,097

Other income
Mortgage banking revenues	40,573	38,141	42,151	45,156	35,013
Service charges on deposit accounts.	104,071	121,577	119,716	109,731	111,129
Trust income	113,820	113,652	75,592	29,321	31,031
Brokerage services income	13,341	13,907	14,926	14,296	11,648
Trading account and foreign exchange gains	7,971	4,176	6,798	8,279	12,755
Gain on bank investment securities	1	89	110,744	39,353	861
Other-than-temporary impairment losses recognized in earnings	(24,822)	(9,642)	(26,530)	(16,041)	(27,567)
Equity in earnings of Bayview Lending Group LLC	(5,419)	(6,911)	(5,223)	(6,678)	(7,415)
Other revenues from operations	148,918	93,393	163,482	91,003	119,483

Total other income	398,454	368,382	501,656	314,420	286,938
Other expense
Salaries and employee benefits	312,528	325,197	300,178	266,090	243,413
Equipment and net occupancy	65,080	68,101	59,670	56,663	50,879
Printing, postage and supplies	11,399	10,593	9,723	9,202	8,435
Amortization of core deposit and other intangible assets.	17,162	17,401	14,740	12,314	13,269
FDIC assessments	27,826	26,701	26,609	19,094	18,329
Other costs of operations .	305,588	214,026	165,975	136,208	134,949

Total other expense	739,583	662,019	576,895	499,571	469,274

Income before income taxes	202,902	265,082	447,963	308,653	306,761

Applicable income taxes	55,162	81,974	125,605	102,380	102,319

Net income	$147,740	183,108	322,358	206,273	204,442

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17-17-17-17-17

M&T BANK CORPORATION

Condensed Consolidated Balance Sheet

	December 31		Change
Dollars in thousands	2011	2010
ASSETS
Cash and due from banks	$1,449,547	908,755	60%
Interest-bearing deposits at banks	154,960	101,222	53
Federal funds sold and agreements to resell securities	2,850	25,000	-89
Trading account assets	561,834	523,834	7
Investment securities	7,673,154	7,150,540	7

Loans and leases:
Commercial, financial, etc.	15,734,436	13,390,610	18
Real estate – commercial	24,411,114	21,183,161	15
Real estate – consumer	7,923,165	5,928,056	34
Consumer	12,027,290	11,488,555	5

Total loans and leases, net of unearned discount	60,096,005	51,990,382	16
Less: allowance for credit losses	908,290	902,941	1

Net loans and leases	59,187,715	51,087,441	16
Goodwill	3,524,625	3,524,625	—
Core deposit and other intangible assets	176,394	125,917	40
Other assets	5,193,208	4,573,929	14

Total assets	$77,924,287	68,021,263	15%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$20,017,883	14,557,568	38%
Interest-bearing deposits	39,020,839	33,641,800	16
Deposits at Cayman Islands office	355,927	1,605,916	-78

Total deposits	59,394,649	49,805,284	19
Short-term borrowings	782,082	947,432	-17
Accrued interest and other liabilities	1,790,121	1,070,701	67
Long-term borrowings	6,686,226	7,840,151	-15

Total liabilities	68,653,078	59,663,568	15

Shareholders’ equity:
Preferred	864,585	740,657	17
Common (1)	8,406,624	7,617,038	10

Total shareholders’ equity	9,271,209	8,357,695	11

Total liabilities and shareholders’ equity	$77,924,287	68,021,263	15%

(1)	Reflects accumulated other comprehensive loss, net of applicable income tax effect, of $356.4 million at December 31, 2011 and $205.2 million at December 31, 2010.

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18-18-18-18-18

M&T BANK CORPORATION

Condensed Consolidated Balance Sheet, Five Quarter Trend

Dollars in thousands	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010
ASSETS
Cash and due from banks	$1,449,547	1,349,057	1,297,335	972,005	908,755
Interest-bearing deposits at banks	154,960	2,226,779	2,275,450	100,101	101,222
Federal funds sold and agreements to resell securities	2,850	5,000	415,580	10,300	25,000
Trading account assets	561,834	605,557	502,986	413,737	523,834
Investment securities	7,673,154	7,173,797	6,492,265	6,507,165	7,150,540

Loans and leases:
Commercial, financial, etc.	15,734,436	15,218,502	15,040,892	13,826,299	13,390,610
Real estate – commercial	24,411,114	23,961,306	24,263,726	20,891,615	21,183,161
Real estate – consumer	7,923,165	7,065,451	6,970,921	6,154,960	5,928,056
Consumer	12,027,290	12,156,005	12,265,690	11,245,807	11,488,555

Total loans and leases, net of unearned discount	60,096,005	58,401,264	58,541,229	52,118,681	51,990,382
Less: allowance for credit losses	908,290	908,525	907,589	903,703	902,941

Net loans and leases	59,187,715	57,492,739	57,633,640	51,214,978	51,087,441
Goodwill	3,524,625	3,524,625	3,524,625	3,524,625	3,524,625
Core deposit and other intangible assets	176,394	193,556	210,957	113,603	125,917
Other assets	5,193,208	5,292,781	5,374,316	5,024,694	4,573,929

Total assets	$77,924,287	77,863,891	77,727,154	67,881,208	68,021,263

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$20,017,883	19,637,491	18,598,828	15,219,562	14,557,568
Interest-bearing deposits	39,020,839	39,330,027	40,078,834	34,264,867	33,641,800
Deposits at Cayman Islands office	355,927	514,871	551,553	1,063,670	1,605,916

Total deposits	59,394,649	59,482,389	59,229,215	50,548,099	49,805,284
Short-term borrowings	782,082	694,398	567,144	504,676	947,432
Accrued interest and other liabilities	1,790,121	1,563,121	1,557,685	1,015,495	1,070,701
Long-term borrowings	6,686,226	6,748,857	7,128,916	7,305,420	7,840,151

Total liabilities	68,653,078	68,488,765	68,482,960	59,373,690	59,663,568

Shareholders' equity:
Preferred	864,585	862,717	860,901	743,385	740,657
Common (1)	8,406,624	8,512,409	8,383,293	7,764,133	7,617,038

Total shareholders’ equity	9,271,209	9,375,126	9,244,194	8,507,518	8,357,695

Total liabilities and shareholders’ equity	$77,924,287	77,863,891	77,727,154	67,881,208	68,021,263

(1)	Reflects accumulated other comprehensive loss, net of applicable income tax effect, of $356.4 million at December 31, 2011, $192.5 million at September 30, 2011, $228.8 million at June 30, 2011, $197.5 million at March 31, 2011 and $205.2 million at December 31, 2010.

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19-19-19-19-19

M&T BANK CORPORATION

Condensed Consolidated Average Balance Sheet and Annualized Taxable-equivalent Rates

	Three months ended						Change in balance December 31, 2011 from		Year ended December 31,				Change in balance
	December 31, 2011		December 31, 2010		September 30, 2011				2011		2010
Dollars in millions	Balance	Rate	Balance	Rate	Balance	Rate	December 31, 2010	September 30, 2011	Balance	Rate	Balance	Rate
ASSETS
Interest-bearing deposits at banks	$1,973	.25%	110	.15%	1,861	.25%	—%	6%	$1,195	.25%	102	.09%	—%
Federal funds sold and agreements to resell securities	6	.38	780	.19	76	.14	-99	-92	180	.11	221	.20	-19
Trading account assets	82	1.30	165	.91	85	1.75	-50	-3	94	1.50	94	.84	—
Investment securities	7,633	3.48	7,541	4.07	7,005	3.65	1	9	7,064	3.82	8,018	4.24	-12
Loans and leases, net of unearned discount
Commercial, financial, etc.	15,392	3.78	13,013	4.07	15,007	3.82	18	3	14,655	3.85	13,092	3.99	12
Real estate – commercial	24,108	4.47	20,624	4.84	23,979	4.62	17	1	22,901	4.59	20,714	4.70	11
Real estate – consumer	7,480	4.77	5,910	5.15	7,002	4.95	27	7	6,778	4.93	5,746	5.28	18
Consumer	12,097	4.87	11,594	5.18	12,200	4.95	4	-1	11,865	4.99	11,745	5.22	1

Total loans and leases, net	59,077	4.39	51,141	4.74	58,188	4.51	16	2	56,199	4.53	51,297	4.70	10

Total earning assets	68,771	4.17	59,737	4.58	67,215	4.29	15	2	64,732	4.35	59,732	4.61	8
Goodwill	3,525		3,525		3,525		—	—	3,525		3,525		—
Core deposit and other intangible assets	185		132		202		40	-9	168		153		10
Other assets	5,912		5,108		5,966		16	-1	5,552		4,970		12

Total assets	$78,393		68,502		76,908		14%	2%	$73,977		68,380		8%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits
NOW accounts	$826	.15	608	.14	814	.17	36%	1%	$753	.15	601	.14	25%
Savings deposits	32,179	.27	27,545	.31	31,654	.28	17	2	30,403	.28	26,190	.33	16
Time deposits	6,379	.93	6,034	1.40	7,169	.98	6	-11	6,480	1.10	6,583	1.52	-2
Deposits at Cayman Islands office	512	.15	809	.17	614	.12	-37	-17	779	.12	953	.14	-18

Total interest-bearing deposits	39,896	.37	34,996	.49	40,251	.40	14	-1	38,415	.41	34,327	.55	12

Short-term borrowings	674	.10	1,439	.17	592	.15	-53	14	827	.12	1,854	.16	-55
Long-term borrowings	6,574	3.66	8,141	3.14	6,829	3.63	-19	-4	6,959	3.50	9,169	2.96	-24

Total interest-bearing liabilities	47,144	.82	44,576	.97	47,672	.86	6	-1	46,201	.87	45,350	1.02	2
Noninterest-bearing deposits	20,103		14,275		18,222		41	10	17,273		13,709		26
Other liabilities	1,733		1,329		1,690		30	3	1,499		1,218		23

Total liabilities	68,980		60,180		67,584		15	2	64,973		60,277		8
Shareholders’ equity	9,413		8,322		9,324		13	1	9,004		8,103		11

Total liabilities and shareholders’ equity	$78,393		68,502		76,908		14%	2%	$73,977		68,380		8%

Net interest spread		3.35		3.61		3.43				3.48		3.59
Contribution of interest-free funds		.25		.24		.25				.25		.25
Net interest margin		3.60%		3.85%		3.68%				3.73%		3.84%

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20-20-20-20-20

M&T BANK CORPORATION

Reconciliation of GAAP to Non-GAAP Measures

	Three months ended December 31		Year ended December 31
	2011	2010	2011	2010
Income statement data
In thousands, except per share
Net income
Net income	$147,740	204,442	$859,479	736,161
Amortization of core deposit and other intangible assets (1)	10,476	8,054	37,550	35,265
Merger-related gain (1)	—	(16,730)	(64,930)	(16,730)
Merger-related expenses (1)	10,194	469	52,154	469

Net operating income	$168,410	196,235	$884,253	755,165

Earnings per common share
Diluted earnings per common share	$1.04	1.59	$6.35	5.69
Amortization of core deposit and other intangible assets (1)	.08	.07	.30	.29
Merger-related gain (1)	—	(.14)	(.52)	(.14)
Merger-related expenses (1)	.08	—	.42	—

Diluted net operating earnings per common share	$1.20	1.52	$6.55	5.84

Other expense
Other expense	$739,583	469,274	$2,478,068	1,914,837
Amortization of core deposit and other
intangible assets	(17,162)	(13,269)	(61,617)	(58,103)
Merger-related expenses	(16,393)	(771)	(83,687)	(771)

Noninterest operating expense	$706,028	455,234	$2,332,764	1,855,963

Merger-related expenses
Salaries and employee benefits	$534	7	$16,131	7
Equipment and net occupancy	189	44	412	44
Printing, postage and supplies	1,475	74	2,663	74
Other costs of operations	14,195	646	64,481	646

Total	$16,393	771	$83,687	771

Efficiency ratio
Noninterest operating expense (numerator)	$706,028	455,234	$2,332,764	1,855,963

Taxable-equivalent net interest income	624,566	580,227	2,415,632	2,291,549
Other income	398,454	286,938	1,582,912	1,108,100
Less: Gain on bank investment securities	1	861	150,187	2,770
Net OTTI losses recognized in earnings	(24,822)	(27,567)	(77,035)	(86,281)
Merger-related gain	—	27,539	64,930	27,539

Denominator	$1,047,841	866,332	$3,860,462	3,455,621

Efficiency ratio	67.38%	52.55%	60.43%	53.71%

Balance sheet data
In millions
Average assets
Average assets	$78,393	68,502	$73,977	68,380
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(185)	(132)	(168)	(153)
Deferred taxes	54	24	43	29

Average tangible assets	$74,737	64,869	$70,327	64,731

Average common equity
Average total equity	$9,413	8,322	$9,004	8,103
Preferred stock	(864)	(740)	(797)	(736)

Average common equity	8,549	7,582	8,207	7,367
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(185)	(132)	(168)	(153)
Deferred taxes	54	24	43	29

Average tangible common equity	$4,893	3,949	$4,557	3,718

At end of quarter
Total assets
Total assets	$77,924	68,021
Goodwill	(3,525)	(3,525)
Core deposit and other intangible assets	(176)	(126)
Deferred taxes	51	23

Total tangible assets	$74,274	64,393

Total common equity
Total equity	$9,271	8,358
Preferred stock	(865)	(741)
Undeclared dividends – cumulative preferred stock	(3)	(6)

Common equity, net of undeclared cumulative preferred dividends	8,403	7,611
Goodwill	(3,525)	(3,525)
Core deposit and other intangible assets	(176)	(126)
Deferred taxes	51	23

Total tangible common equity	$4,753	3,983

(1)	After any related tax effect.

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21-21-21-21-21

M&T BANK CORPORATION

Reconciliation of Quarterly GAAP to Non-GAAP Measures, Five Quarter Trend

	Three months ended
	December 31, 2011	September 30, 2011		June 30, 2011		March 31, 2011	December 31, 2010
Income statement data
In thousands, except per share
Net income
Net income	$147,740	183,108		322,358		206,273	204,442
Amortization of core deposit and other intangible assets (1)	10,476	10,622		8,974		7,478	8,054
Merger-related gain (1)	—	—		(64,930)		—	(16,730)
Merger-related expenses (1)	10,194	16,266		23,085		2,609	469

Net operating income	$168,410	209,996		289,487		216,360	196,235

Earnings per common share
Diluted earnings per common share	$1.04	1.32		2.42		1.59	1.59
Amortization of core deposit and other intangible assets (1)	.08	.08		.07		.06	.07
Merger-related gain (1)	—	—		(.52)		—	(.14)
Merger-related expenses (1)	.08	.13		.19		.02	—

Diluted net operating earnings per common share	$1.20	1.53		2.16		1.67	1.52

Other expense
Other expense	$739,583	662,019		576,895		499,571	469,274
Amortization of core deposit and other intangible assets	(17,162)	(17,401)		(14,740)		(12,314)	(13,269)
Merger-related expenses	(16,393)	(26,003)		(36,996)		(4,295)	(771)

Noninterest operating expense	$706,028	618,615		525,159		482,962	455,234

Merger-related expenses
Salaries and employee benefits	$534	285		15,305		7	7
Equipment and net occupancy	189	119		25		79	44
Printing, postage and supplies	1,475	723		318		147	74
Other costs of operations	14,195	24,876		21,348		4,062	646

Total	$16,393	26,003		36,996		4,295	771

Efficiency ratio
Noninterest operating expense (numerator)	$706,028	618,615		525,159		482,962	455,234

Taxable-equivalent net interest income	624,566	623,265		592,670		575,131	580,227
Other income	398,454	368,382		501,656		314,420	286,938
Less: Gain on bank investment securities	1	89		110,744		39,353	861
Net OTTI losses recognized in earnings	(24,822)	(9,642)		(26,530)		(16,041)	(27,567)
Merger-related gain	—	—		64,930		—	27,539

Denominator	$1,047,841	1,001,200		945,182		866,239	866,332

Efficiency ratio	67.38%	61.79%		55.56%		55.75%	52.55%

Balance sheet data
In millions
Average assets
Average assets	$78,393	76,908		72,454		68,045	68,502
Goodwill	(3,525)	(3,525)		(3,525)		(3,525)	(3,525)
Core deposit and other intangible assets	(185)	(202	)(2)	(165	)(2)	(119)	(132)
Deferred taxes	54	58		42		22	24

Average tangible assets	$74,737	73,239		68,806		64,423	64,869

Average common equity
Average total equity	$9,413	9,324		8,812		8,451	8,322
Preferred stock	(864)	(862)		(716)		(743)	(740)

Average common equity	8,549	8,462		8,096		7,708	7,582
Goodwill	(3,525)	(3,525)		(3,525)		(3,525)	(3,525)
Core deposit and other intangible assets	(185)	(202	)(2)	(165	)(2)	(119)	(132)
Deferred taxes	54	58		42		22	24

Average tangible common equity	$4,893	4,793		4,448		4,086	3,949

At end of quarter
Total assets
Total assets	$77,924	77,864		77,727		67,881	68,021
Goodwill.	(3,525)	(3,525)		(3,525)		(3,525)	(3,525)
Core deposit and other intangible assets	(176)	(193	)(2)	(210	)(2)	(113)	(126)
Deferred taxes	51	55		60		20	23

Total tangible assets	$74,274	74,201		74,052		64,263	64,393

Total common equity
Total equity	$9,271	9,375		9,244		8,508	8,358
Preferred stock	(865)	(863)		(861)		(743)	(741)
Undeclared dividends - cumulative preferred stock	(3)	(3)		(3)		(7)	(6)

Common equity, net of undeclared cumulative preferred dividends	8,403	8,509		8,380		7,758	7,611
Goodwill	(3,525)	(3,525)		(3,525)		(3,525)	(3,525)
Core deposit and other intangible assets	(176)	(193	)(2)	(210	)(2)	(113)	(126)
Deferred taxes	51	55		60		20	23

Total tangible common equity	$4,753	4,846		4,705		4,140	3,983

(1)	After any related tax effect.

(2)	During the fourth quarter of 2011, the Company reclassified $64 million of investment in unconsolidated subsidiary from other intangible assets to other assets. Similar reclassification amounts have been reflected in the three-month periods ended September 30, 2011 and June 30, 2011 to conform to the 2011 year-end presentation.

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